OLD NATIONAL BANCORP®

OLD NATIONAL BANCORP
ATTN: LYNELL WALTON
P.O. BOX 718
EVANSVILLE, IN 47705

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 14, 2021 for shares held directly and by 11:59 p.m. Eastern Time on September 12, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ONB2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 14, 2021 for shares held directly and by 11:59 p.m. Eastern Time on September 12, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57811-S28437 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

OLD NATIONAL BANCORP

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	Approval and adoption of the Agreement and Plan of Merger, dated as of May 30, 2021, by and between Old National Bancorp and First Midwest Bancorp, Inc, pursuant to which First Midwest Bancorp, Inc. will merge with and into Old National Bancorp (the "Old National merger proposal").	☐	☐	☐
2.	Approval of an amendment to the Fifth Amended and Restated Articles of Incorporation of Old National Bancorp to increase the number of authorized shares of Old National Bancorp's common stock from three hundred million (300,000,000) shares to six hundred million (600,000,000) shares (the "Old National articles amendment proposal").	☐	☐	☐
3.	Adjourn the Old National Bancorp special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Old National merger proposal or the Old National articles amendment proposal, or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Old National Bancorp common stock.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders:
The Notice and Proxy Statement is available at www.proxyvote.com.

D57812-S28437

OLD NATIONAL BANCORP
Special Meeting of Shareholders
September 15, 2021 2:00 PM CDT
This proxy is solicited by the Board of Directors

The undersigned appoints James C. Ryan III and Jeffrey L. Knight, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Old National Bancorp held of record by the undersigned at the close of business on July 21, 2021 at Old National Bancorp's Special Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/ONB2021SM, on September 15, 2021, at 2:00 PM Central Daylight Time.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

NOTICE TO PARTICIPANTS IN EMPLOYEES' SAVINGS PLANS
This card also constitutes voting instructions for participants in The Old National Bancorp KSOP Plan. Your signature on the reverse side of this form will direct the respective Trustee to vote all shares of common stock credited to the account at the Meeting and at any adjournment or postponement thereof. According to its Confidential Voting Policy, Old National Bancorp has instructed the Trustees and their agents not to disclose to the Old National Bancorp Board or management how individuals in the Plan have voted. If no instructions are provided, the respective Trustee will vote the respective Plan shares according to the Plan provisions.

Continued and to be signed on reverse side